Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Product Group and Market Segment
For the Quarters Ended December 31, 2007 and 2006,
the Quarter Ended September 30, 2007 and
the Years Ended December 31, 2007 and 2006

	Unaudited
	Commercial		Space &
(In millions)	Aerospace	Industrial	Defense	Total

Fourth Quarter 2007
Composite Materials	$ 130.4	$ 75.4	$ 50.0	$ 255.8
Engineered Products	39.9	0.3	21.6	61.8
Total	$ 170.3	$ 75.7	$ 71.6	$ 317.6
	54%	24%	22%	100%

Third Quarter 2007
Composite Materials	$ 110.0	$ 67.6	$ 46.4	$ 224.0
Engineered Products	42.8	0.3	14.0	57.1
Total	$ 152.8	$ 67.9	$ 60.4	$ 281.1
	54%	24%	22%	100%

Fourth Quarter 2006
Composite Materials	$ 99.7	$ 67.8	$ 45.4	$ 212.9
Engineered Products	37.1	1.0	11.9	50.0
Total	$ 136.8	$ 68.8	$ 57.3	$ 262.9
	52%	26%	22%	100%

Year Ended December 31, 2007
Composite Materials	$ 455.2	$ 292.4	$ 194.3	$ 941.9
Engineered Products	166.6	1.2	61.4	229.2
Total	$ 621.8	$ 293.6	$ 255.7	$ 1,171.1
	53%	25%	22%	100%

Year Ended December 31, 2006
Composite Materials	$ 409.5	$ 275.7	$ 173.0	$ 858.2
Engineered Products	137.8	4.5	49.0	191.3
Total	$ 547.3	$ 280.2	$ 222.0	$ 1,049.5
	52%	27%	21%	100%